UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2007
Motorcar Parts of America, Inc.

(Exact name of registrant as specified in its charter)

New York	0-23538	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA		90503

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 972-4005
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 23, 2007, the registrant entered into an amendment to its credit agreement with Union Bank of California, N.A. Under the terms of the amendment, the bank increased the registrant’s credit availability under the registrant’s existing $35,000,000 line of credit by $5,000,000. The amounts utilized under this increased availability bear interest at the bank’s prime rate and are due on June 15, 2007. In connection with this amendment, the registrant agreed to provide the bank with monthly financial statements, monthly aged reports of accounts receivable and accounts payable and monthly inventory reports. The registrant also agreed to allow the bank, at its request, to inspect the registrant’s assets, properties and records and conduct on-site appraisals of the registrant’s inventory. A copy of the amendment, the side letter agreement and the related non-revolving note are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and incorporated herein by reference. The registrant will need to secure additional financing to repay the short-term loan and is actively exploring financing alternatives with third parties.
Item 8.01 Other Events.
     On March 29th, 2007, the registrant issued a press release announcing the amendment to its credit agreement discussed in Item 1.01 above. A copy of this press release is attached hereto as Exhibit 99.4 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c)  Exhibits
            99.1    Sixth Amendment to Credit Agreement dated as of March 21, 2007 between Motorcar Parts of America, Inc. and Union Bank of California, N.A.
            99.2    Side Letter Regarding Credit Agreement dated as of March 21, 2007 between Motorcar Parts of America, Inc. and Union Bank of California, N.A.
            99.3    Non-revolving Note dated as of March 21, 2007 executed by Motorcar Parts of America, Inc. in favor of Union Bank of California, N.A.
            99.4    Press release dated March 29, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: March 29, 2007	/s/ Mervyn McCulloch
Mervyn McCulloch
Chief Financial Officer